Exhibit 10.1

[A portion of this exhibit has been omitted and separately filed with Securities and Exchange Commission pursuant to Rule 406 promulgated under the Securities Act of 1933, as amended]

                                    AGREEMENT

         This Agreement made and entered into this 9th day of July, 1999, by and between Penn National Gaming, Inc., a Pennsylvania corporation ("Penn") and American Digital Communications, Inc., a Wyoming corporation ("TrackPower").

                                   BACKGROUND

         The parties have entered into a binding Letter of Intent dated April 29, 1999 pertaining to the subject matter hereof. The parties intend to more fully set forth herein the rights and obligations of the parties under the binding Letter of Intent.

         Penn,  through  its  subsidiaries,   Mountainview  Thoroughbred  Racing
Association and Pennsylvania National Turf Club, Inc. (the "Racing Associations") owns and operates Penn National Race Course ("Penn National"), a thoroughbred racetrack located in Grantville, Pennsylvania. In connection with the racing activities at Penn National, the Racing Associations import and export simulcast signals of races conducted at Penn National as well as races conducted at other racetracks throughout the United States and its territories, possessions and commonwealths (the "Territory"). In addition, Penn, through the Racing Associations, conducts a telephone account wagering system pursuant to
Section 218 of the Pennsylvania Race Horse Industry Reform Act, and the rules and regulations thereunder (the "Pennsylvania Racing Law") pursuant to which patrons place wagers on Penn National races and simulcast races from throughout North America.

         TrackPower has entered into an agreement with Loral SpaceCom Corporation dated January 26, 1999 (the "Skynet Agreement") pursuant to which TrackPower may distribute programming on up to 4 channels on Loral's Echostar Satellite. TrackPower has determined not to distribute its programming under the Skynet Agreement.

         TrackPower has entered into an agreement with Transponder Encryption Service Corporation dated June 4, 1999 (the "TESC Agreement" and together with the Skynet Agreement, the "Satellite Agreements") pursuant to which TrackPower may distribute encrypted programs on four video channels and one data channel on certain designated satellites.

         Penn National desires to engage TrackPower as the non-exclusive distributor of races conducted at Penn National or simulcast through Penn National pursuant to the terms and provisions hereof.

         TrackPower desires to engage Penn National as its exclusive hub through which all betting on racing programs conducted by or through TrackPower to any venue in the Territory including direct television broadcast, cable television, Internet or other forms of distribution of such programming (the "TrackPower Network"), will be conducted by or through the Penn National telephone account wagering system conducted by Penn National pursuant to the applicable laws. TrackPower has also agreed to grant Penn National a right of first refusal to serve as the hub for the TrackPower Network outside the Territory.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.  Distribution

         1.1 TrackPower  represents and warrants to Penn that attached hereto as
(i) Exhibit A and made a part hereof is a true and correct copy of the TESC Agreement. TrackPower will promptly forward to Penn any amendments or modifications to the TESC Agreement. TrackPower agrees to pay and perform all of its obligations under the TESC Agreement as and when the same become due and will promptly notify Penn of any defaults that exist or, upon the giving of notice or the running of time would exist by any party, under either the TESC Agreement.

         1.2 During the term hereof, TrackPower shall maintain all technology and equipment required or necessary to produce a television program of each race conducted at Penn National and to distribute the same on the TrackPower Network as well as to receive simulcasting from other racetracks and distribute the same on the TrackPower Network. The hardware and software required in connection with the operation of the TrackPower Network is described on Schedule 1.2, attached hereto and made a part hereof. In that regard, TrackPower will maintain all such software and hardware in a condition meeting prevailing industry norms so that the programming on the TrackPower Network will be competitive with programming produced by other racing networks and racetracks.

         1.3 TrackPower shall, at its cost, maintain and operate the TrackPower Network and all equipment and software relating thereto, twenty fours hours per day, three hundred sixty five days per year on at least four channels on the designated Satellite (subject to acts of God, labor disputes and other events beyond the control of TrackPower).

         1.4 TrackPower agrees that the TrackPower network signal shall be encoded or otherwise broadcast in a manner consistent with applicable laws, the Interstate Horse Racing Act of 1967, and the requirements of Penn and other originating racetracks.

         1.5 TrackPower shall furnish, at its cost, decoders to each recipient of the encoded TrackPower Racing Network signal from or through Penn National.

         1.6 TrackPower agrees that Penn National will be the exclusive hub operator for the TrackPower Racing Network and all races disseminated or distributed by TrackPower to any venue (open TV, cable television, Internet or other form of telecommunication) in the Territory and that all betting on such races distributed by TrackPower shall be conducted through the Penn telephone account wagering network. In addition, should TrackPower determine to distribute the TrackPower Network outside the Territory, Penn National shall have a right of first refusal, exercisable for 20 business days after notice from TrackPower, to serve as the hub for the area beyond the Territory. Notwithstanding the foregoing, in the event Penn cannot or decides not to offer any wagering product proposed by TrackPower in any jurisdiction, TrackPower may, if such declination continues for seven business days after written notice from TrackPower to Penn, within the following 20 business days, agree with another hub operator to offer such wagering product in the jurisdiction specifically rejected by Penn.

         1.7 TrackPower shall be entitled to receive all subscriber fees paid by subscribers enrolling in the TrackPower Racing Network. TrackPower agrees to use its best efforts to maximize the number of subscribers by advertising, marketing and promotions campaigns. TrackPower and Penn agree to use their best efforts to develop a marketing/advertising/promotions campaign plan by not later than 90 days after the date hereof.

         1.8 TrackPower agrees to pay Autotote, as and when due, any fees that are incurred as a result of the interface between the TrackPower Network system and the Autotote system utilized at Penn National. In the event Penn terminates Autotote, TrackPower shall make such payments to Autotote's successor or to Penn if such services are provided directly by Penn. TrackPower agrees to use its best efforts to continue to develop software to be used in the TrackPower Racing Network, which shall meet prevailing industry norms, all of which costs shall be the responsibility of TrackPower. TrackPower and Penn shall, from time to time, set minimum standards and goals for such software developments.

2.  Obligations of Penn

         2.1 Penn shall, at its cost, and in consultation with TrackPower, negotiate simulcast agreements with thoroughbred and harness racetracks throughout North America to be distributed on the TrackPower Racing Network. Penn shall also be responsible for submitting such simulcast agreements to the Pennsylvania State Horse Racing Commission for approval in accordance with the Pennsylvania Racing Law, if required to do so, or for complying with any other applicable laws.

         2.2 Penn shall take all action necessary to seek all regulatory approvals from the Pennsylvania State Horse Racing Commission and any other government regulatory body having jurisdiction over the distribution of the TrackPower Racing Network.

         2.3 Penn shall assist TrackPower in formatting and scheduling the content of the TrackPower Racing Network programming.

         2.4 Penn shall use its best efforts to cause the customers registered on its telephone account wagering network to become subscribers on the TrackPower Racing Network and, in that regard, to actively solicit and market such transition.

         2.5 Penn shall make available to the TrackPower Racing Network the new Penn Players Choice player tracking system and, at its cost and expense, upgrade and expand such system to accommodate the needs of the TrackPower Racing Network. Penn shall make available to TrackPower all available wagering data pertaining to wagering on the races distributed on the TrackPower Racing Network.

         2.6 Penn shall, at its cost, secure handheld automated devices (Tiny Tim's) distributed through Autotote to be leased, without cost, to premium players identified by Penn and TrackPower.

3.  Fees to TrackPower

         Penn shall pay or cause to be paid to TrackPower for the signal and data sent to the TrackPower Network subscribers the following payments:

         3.1 While the TrackPower Racing Network operates on an operator assisted (telephone) basis, the following fees shall be payable:

SITUATION                                                 FEE PAYABLE AS A % OF
                                                          AMOUNT WAGERED

Existing Penn Telephone Account Customers                      [  ]*

New Customers - supplemental simulcast fee payable             [  ]*

New Customers - no supplemental simulcast fee payable          [  ]*

         3.2 When the TrackPower Racing Network operates on an automated basis (no operator), the following fees shall be payable:

SITUATION                                                 FEE PAYABLE AS A % OF
                                                          AMOUNT WAGERED

Existing Penn Telephone Account Customers                       [  ]*

New Customers - supplemental simulcast fee payable              [  ]*

New Customers - no supplemental simulcast fee payable           [  ]*


* Confidential percentage omitted.

         3.3 The fee shall be payable monthly, by the tenth day of the following month. At the time the fee is paid, Penn shall furnish to TrackPower an accounting and reconciliation for all customer accounts.

4. Warrants. TrackPower shall grant to Penn a warrant (the "Warrant") in the form attached hereto as Exhibit "C" pertaining to the purchase of an aggregate of 5,000,000 shares of TrackPower's common stock, par value $0.001 per share (the "Common Stock"), upon the terms and conditions more fully set forth in the Warrant. The Warrant shall vest, and shall be exercisable at the exercise prices, as set forth in the following table:

      From and after:       Number of Shares Exercisable       Exercise Price
      ---------------       ----------------------------       --------------
      April 29, 1999                 1,000,000                 $1.58/share
      April 29, 2000                 1,000,000                 $1.82/share
      April 29, 2001                 1,000,000                 $2.05/share
      April 29, 2002                 1,000,000                 $2.29/share
      April 29, 2003                 1,000,000                 $2.53/share

         The Warrant shall expire on April 30, 2004.

5.  Representations and Warranties

         5.1      TrackPower represents and warrants to Penn as follows:

                  5.1.1 Organization. TrackPower is a corporation duly organized and existing under the laws of Wyoming and is qualified and in good standing under the laws of each other jurisdiction in which such qualification is necessary.

                  5.1.2 Authority. TrackPower has the requisite power and authority to own its properties and assets and carry on its business as presently conducted and to execute and deliver and perform this Agreement. All requisite corporate action has been taken by TrackPower to authorize the execution, delivery and performance of this Agreement.

                  5.1.3 No Contravention. TrackPower is not prevented by any law, rule, regulation, order or decree from entering into this Agreement or performing its obligation hereunder. No consent, approval or authorization of (or declaration or filing with) any governmental agency on the part of TrackPower is required in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder.

                  5.1.4 Licenses. TrackPower holds and will maintain all licenses required by any governmental body having jurisdiction over TrackPower and the TrackPower Network with respect to the operation of the TrackPower Network and the exercise by TrackPower of its duties and obligations hereunder.

                  5.1.5 Legal Compliance. During the term hereof, TrackPower shall at all times abide by all applicable federal, state and local laws, regulations, rules and orders pertaining to the operation of the TrackPower Network and the performance of its obligations hereunder.

                  5.1.6 Litigation. TrackPower is not a party to nor threatened by any civil or criminal litigation which could have a material adverse effect on the financial or business condition of TrackPower or limit, in any material way, the ability of TrackPower to perform its obligations hereunder.

                  5.1.7 Satellite Agreements. The TESC Agreement is in full force and effect and none of the parties thereto is in default thereof. No party to the TESC Agreement has given any formal or informal notice that another party is in default or that any party intends to default under or terminate the TESC Agreement.

                  5.1.8 No Proceedings. None of the officers or directors of TrackPower are or within the past five years have been, the subject of any government or court proceedings which could impact the ability of TrackPower or such officers and directors to operate the TrackPower Network and perform their obligations hereunder without being in violation of any applicable law, rule or regulation of any governmental body or any ruling of any court.

                  5.1.9 Warrants. TrackPower has taken all corporate action necessary to authorize the grant of the Warrants to Penn pursuant to paragraph 4 hereof and, during the term hereof, will reserve such number of shares of its Common Stock for issuance under the Warrants as are necessary or appropriate, from time to time.

                  5.1.10 SEC Compliance. TrackPower has complied, and during the term hereof will continue to be in compliance, with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, but not limited to, filing all reports and other documents required to be filed thereunder.

                  5.1.11 Continuing Representations. TrackPower agrees that the foregoing representations and warranties shall be deemed to be continuing representations and warranties and shall remain in full force and effect and shall pertain to the facts and circumstances existing during the entire term hereof. TrackPower shall promptly notify Penn of any facts or circumstances which arise after the date hereof which would constitute a violation or breach of any such continuing representations and warranties.

         5.2      Penn represents and warrants to TrackPower as follows:

                  5.2.1 Organization. Penn is a corporation duly organized and existing under the laws of Pennsylvania and is qualified and in good standing under the laws of each other jurisdiction in which such qualification is necessary.

                  5.2.2 Authority. Penn has the requisite power and authority to own its properties and assets and carry on its business as presently conducted and to execute and deliver and perform this Agreement. All requisite corporate action has been taken by Penn to authorize the execution, delivery and performance of this Agreement.

                  5.2.3 No Contravention. Penn is not prevented by any law, rule, regulation, order or decree from entering into this Agreement or performing its obligation hereunder. No consent, approval or authorization of (or declaration or filing with) any governmental agency on the part of Penn is required in connection with the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder, except as provided in Section 8.5 below.

                  5.2.4 Licenses. Penn holds and will maintain all licenses required by any governmental body having jurisdiction over Penn and the exercise by Penn of its duties and obligations hereunder.

                  5.2.5 Legal Compliance. During the term hereof, Penn shall at all times abide by all applicable federal, state and local laws, regulations, rules and orders pertaining to the operation of the TrackPower Network and the performance of its obligations hereunder.

                  5.2.6 Litigation. Penn is not a party to nor threatened by any civil or criminal litigation which could have a material adverse effect on the financial or business condition of Penn or limit, in any material way, the ability of Penn to perform its obligations hereunder.

                  5.2.7 No Proceedings. None of the officers or directors of Penn are or within the past five years have been, the subject of any government or court proceedings which could impact the ability of Penn or such officers and directors to perform their obligations hereunder without being in violation of any applicable law, rule or regulation of any governmental body or any ruling of any court.

                  5.2.8 Continuing Representations. Penn agrees that the foregoing representations and warranties shall be deemed to be continuing representations and warranties and shall remain in full force and effect and shall pertain to the facts and circumstances existing during the entire term hereof. Penn shall promptly notify TrackPower of any facts or circumstances which arise after the date hereof which would constitute a violation or breach of any such continuing representations and warranties.

6.  Term and Termination

         6.1 Term. The term of this Agreement shall be for five years ending April 30, 2004. Penn shall, at its sole discretion, have the option to extend the Term hereof for an additional five years commencing May 1, 2004. Notwithstanding anything herein to the contrary, the term hereof shall end upon the termination of the TESC Agreement due to no fault of TrackPower.

         6.2 Termination by Penn National. Penn National may terminate this Agreement for any of the following reasons:

                  6.2.1 TrackPower shall be in default in any material respect in the performance of any of its obligations hereunder or otherwise commits any material breach of this Agreement and such default continues uncured for a period of thirty days after notice thereof from Penn to TrackPower.

                  6.2.2 TrackPower shall fail to maintain the TESC Agreement in full force and effect or shall commit any breach thereunder which would permit any other party thereto to terminate such Agreement.

                  6.2.3 Immediately upon the occurrence of the filing by TrackPower of a petition in bankruptcy, filing a petition seeking any reorganization, arrangement, composition or similar relief under any federal or state law regarding insolvency or relief for debtors or making an assignment for the benefit of creditors or the appointment of a receiver, manager, trustee or similar officer for the business or property of TrackPower, or, if any involuntary petition or proceeding in bankruptcy or insolvency is instituted against TrackPower and not stayed or enjoined or discharged within sixty days thereafter.

                  6.2.4 Immediately upon the occurrence or filing of an action, whether administrative, regulatory or otherwise, seeking the suspension or termination of any racing or gaming license in any jurisdiction in which TrackPower requires a license in order to maintain the TrackPower Racing Network and to perform its duties and obligations hereunder.

         6.3 Termination by TrackPower. TrackPower may terminate this Agreement for any of the following reasons:

                  6.3.1 Penn shall be in default in any material respect in the performance of any of its obligations hereunder or otherwise commits any material breach of this Agreement and such default continues uncured for a period of thirty days after notice thereof from TrackPower to Penn.

                  6.3.2 Immediately upon the occurrence of the filing by Penn of a petition in bankruptcy, filing a petition seeking any reorganization, arrangement, composition or similar relief under any federal or state law regarding insolvency or relief for debtors or making an assignment for the benefit of creditors or the appointment of a receiver, manager, trustee or similar officer for the business or property of Penn, or, if any involuntary petition or proceeding in bankruptcy or insolvency is instituted against Penn and not stayed or enjoined or discharged thereafter.

                  6.3.3 Immediately upon the occurrence or filing of an action, whether administrative, regulatory or otherwise, seeking the suspension or termination of any racing or gaming license in any jurisdiction in which Penn requires a license in order to maintain and to perform its duties and obligations hereunder.

7.  Intellectual Property Rights

         7.1 All intellectual property rights, including but not limited to rights in and to patents, copyrights, mask work rights, trademarks, and trade secret rights, related to the equipment, hardware, software, tradenames or trademarks directly or indirectly provided by either party under or in connection with this Agreement at any time during the term (including extensions thereof), belong and shall continue to belong exclusively to the party providing the same.

         7.2 Each party shall immediately notify the other if it ever becomes aware of any impairment or infringement, or imminent threat of impairment or infringement, of the other's rights. Neither party shall take any steps against any alleged infringer unless and until requested to do so in writing by the provider of the rights; provided, however, that if the owner of the rights fails to take action as to any infringement that has or is likely to have a material adverse effect on the operation of the TrackPower Network, the other may, after the giving of at least fourteen days prior written notice to the owner, take reasonable action to stop or abate the infringement at the owner's expense and the owner will cooperate in any such action.

         7.3 This Section 7 shall survive the termination or expiration of this Agreement without time limitation.

         7.4 License of Intellectual Property.

                  7.4.1 Each party hereby grants to the other the non-exclusive right, license and authority to use each such party's respective trademarks, service marks, trade names, logotypes and variances thereof (collectively, "Marks") in connection with the advertising and promotion of the TrackPower Network.

                  7.4.2 Penn and TrackPower have each granted the other the non-exclusive right, license and authority to use each such party's Marks and acknowledge and agree that it is essential to the proper marketing of the products and services offered by each of them and to the preservation and promotion of the excellent reputation and acceptance by the public at large of the goods and services offered by each of them, and the goodwill and integrity of each party's respective Marks that high uniform standards of quality and service be maintained, and that uniform display of each party's respective Marks be used in the distribution of such products and services to the public at large. Accordingly, Penn and TrackPower each covenant and agree, as part of the consideration for the execution of this Agreement, as follows:

                  7.4.2.1 The right to use the Marks of the other party granted under Section 7.4.1 above are personal to such party and cannot be sold, assigned, transferred, hypothecated, pledged, liened, charged or encumbered, in whole or in part, except in accordance with the terms of this Agreement;

                  7.4.2.2 Each party has the sole and exclusive right to use its Marks (except for certain rights granted under existing and future license agreements and for the rights granted hereunder) and neither party shall, during the term of this Agreement nor after the expiration or termination hereof, directly or indirectly impugn, contest, or aid or permit any act impugning or contesting the validity of the other party's Marks or take any action whatsoever in derogation of the other party's Marks nor shall either party assert any claim to the goodwill, reputation or ownership thereof by virtue of the license granted hereunder.

                  7.4.2.3 Each of Penn and TrackPower will advertise, promote and display the Marks of the other only in the manner specified or approved in writing by such other party. Each party shall advertise the Marks of the other only in a professional and responsible manner and no advertising or other use of such other party's Marks shall contain any statement or material which may, in the sole subjective judgment of such other party, be misleading, in bad taste or inconsistent with such other party's marketing strategy or public image.

                  7.4.2.4 Each of Penn and TrackPower acknowledge and agree that nothing contained in this Agreement shall give either of them any right, title or interest in or to the Marks of the other, except the right to use such Marks in strict accordance with the terms of this Agreement. Each party further agrees that any and all goodwill associated with the Marks, including any goodwill which may be deemed to arise from the use by a party of the Marks of the other party, inures directly and exclusively to such other party and no monetary amount shall be assigned or attributed to any goodwill associated with a party's use of the Marks of the other party.

                  7.4.2.5 Each party will promptly notify the other, in writing, of any infringement or potential infringement of such other party's Marks of which it has become aware. Neither party shall have any right to bring any action or proceeding relating to such infringement or potential infringement of the other party's Marks or which involves, directly or indirectly, any issue the litigation of which may affect the interest of such other party in its Marks, without the express prior written consent of such other party; and

                  7.4.2.6 On the termination of this Agreement, each party shall immediately and completely discontinue all use of the other party's Marks and shall not thereafter operate or do business under any trademark, service mark or trade name or in any manner or style that may tend to give the general public the impression that it is, either directly or indirectly, associated, affiliated, licensed by or related to the other party.

8.  Miscellaneous

         8.1 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements with respect to such subject matter.


         8.2 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party shall assign any of its obligations hereunder, without the express written permission of the other party, except to an affiliate of such party.

         8.3 Amendments. This Agreement may not be modified or amended except in writing signed by each of the parties hereto.

         8.4 Dispute Resolution. Any dispute arising hereunder shall be resolved by arbitration in Philadelphia, Pennsylvania before a single arbitrator in accordance with the rules of civil arbitration of the American Arbitration Association. The decision or award of the arbitrator shall be final, binding and conclusive on the Parties hereto and may be entered for enforcement in any court having jurisdiction.

         8.5 Racing Commission Approval. This Agreement shall not be binding upon either party unless and until the same shall have been filed with the Pennsylvania State Horse Racing Commission and, if necessary, approved by such Commission.

         8.6 Notices. All notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service, which provides written verification of receipt or by registered or certified mail return receipt requested (the "Notice"). Any such Notice or demand so delivered by registered or certified mail or courier shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage thereon fully prepaid. All Notices shall be addressed to the parties to be served as follows:

              (a)  If to Penn:               Copy to:

Joseph A. Lashinger, Jr., Esquire       Robert P. Krauss, Esquire
Penn National Gaming, Inc.              Mesirov Gelman Jaffe Cramer & Jamieson,
825 Berkshire Boulevard                 LLP
Suite 200                               1735 Market Street
Wyomissing, PA  19610                   Philadelphia, PA  19103
Fax No.:  (610)  373-4966               Fax No.:  (215)  994-1111

    (b)      If to TrackPower:                           Copy to:

_______________________________                 _______________________________

_______________________________                 _______________________________

_______________________________                 _______________________________

_______________________________                 _______________________________


                  Either of the parties hereto may at any time and from time to time change the address to which notice shall be sent hereunder by notice to the other party given under this Section. All such notices, requests, demands, and other communications shall be effective when received at the respective address set forth above or as then in effect pursuant to any such change.

         8.7 Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania with respect to contracts made and performed in the Commonwealth.

         8.8 Relationship of the Parties. This Agreement does not constitute TrackPower and Penn as partners, joint venturers or make TrackPower or Penn an agent of the other.

         8.9 Public Announcements. No public announcement relating to the existence of this Agreement or the matters contemplated by this Agreement will be made without the prior approval of the other party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, either party may make such public announcements, after notifying the other, as are required by the securities laws pertaining to the trading of the Common Stock of either party.

         8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed will be deemed an original and all of which when taken together shall be one in the same instrument. One or more counterparts of this Agreement may be delivered by facsimile transmission with the intention that it or they will have the same effect as the delivery of an original counterpart hereof.

         8.11 Force Majeure. Neither TrackPower nor Penn will be liable to the other for any failure or delay in performance hereunder if and to the extent such failure or delay was due to a cause beyond the reasonable control of TrackPower or Penn, as the case may be, including, without limitation, acts or failure to act of governmental authorities or others whose actions are required by law, strikes, lockouts and other labor disturbances, riot, insurrection or, electrical or cable failure, and/or acts of God (force majeure). The party whose performance is prevented or delayed by an event of force majeure will promptly give notice to the other of the occurrence of such an event and will use commercially reasonable efforts to remove such event as soon as possible and thereafter resume performance in accordance with the terms and provisions hereof.

         8.12 Severability. In the event any term or provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be deleted and this Agreement shall continue in full force and effect without such provision; provided that no such deletion will be effective if it materially changes the economic benefit of this Agreement to either party hereto.

         8.13 Further Assurances. The parties acknowledge that the subject matter hereof pertains to a new and developing technology. Accordingly, each party agrees to cooperate with the other, in good faith, to resolve any disputes between themselves or with third parties arising out of or in connection with the performance of any duty or obligation hereunder.

         8.14 Audit. TrackPower shall permit Penn or any governmental agency having jurisdiction over the conduct of the TrackPower Network to review, audit and copy any records of TrackPower pertaining to TrackPower subscribers and the betting activity of such subscribers upon reasonable notice to TrackPower.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                                          PENN NATIONAL GAMING, INC.



                                          BY:___________________________



                                          AMERICAN DIGITAL COMMUNICATIONS, INC.


                                          BY:___________________________

Sent Via Fax and First Class Mail
---------------------------------


                                                     July 20, 1999



Mr. John Simmonds - Chairman/CEO
Mr. Graham Simmonds - Director/Bus. Development
American Digital Communications
580 Granite Court
Pickering, Ontario
Canada LIW3Z4

Dear John and Graham:

         This Letter Agreement is designed to act as a binding amendatory agreement between Penn National Gaming, Inc. and American Digital Communications (t/a TrackPower, Inc.). This agreement is designed to coordinate with terms of an earlier agreement entered into by the same parties on July 9, 1999. The agreement of July 9th is commonly referred to as the "hubbing agreement". This agreement shall be known as Addendum #1.

         Whereas, the hubbing agreement dealt with product controlled by Penn National, this agreement deals with product that grows out of an arrangement originated by TrackPower. This agreement relates solely to the Irish Racing Product along with the Racing Channel and Channel 4 racing product being broadcast from the United Kingdom and/or the Republic of Ireland. Therefore, the only material changes shall be to those economic terms of the original hubbing agreement.

          In consideration of TrackPower obtaining the exclusive rights to the in-home distribution of the aforementioned British and Irish racing product into the United States; and in consideration of Penn's agreement to act as the hub operator for this product in the

United States, the parties have mutually agreed to the following economic terms for this product only:


                  1. The first __%* of takeout will be applied to the United Kingdom tote fee.

                  2. The next payment from takeout will be for pari-mutuel taxes in the state licensing jurisdiction (estimated at __%*).

                  3. TrackPower shall remain responsible for any fees payable for the exclusive in-home rights that they have obtained.

                  4. Following the payment of the UK tote fee and those pari-mutuel taxes levied by the state licensing jurisdiction in the United States, there shall be a __%/__%* split of the balance amount between Penn National Gaming, Inc. and American Digital Communications.

                  5. Penn shall have non-exclusive rights to use this product throughout their racing system, such to include, but not be limited to, its racetracks, off-track network and any Internet service, which it may own and operate.


         Parties hereto agree that this is the entire agreement and there are no additional terms or agreements.

         It is agreed that the parties executing this agreement shall have the authority to execute this agreement.

         This agreement may not be modified or amended except in writing signed by each of the parties hereto.

         All material non-financial covenants, representations and warranties contained in the hubbing agreement are incorporated herein by reference.

* Confidential Percentage Omitted.

         All notices, demands and requests of any kind which either party may be required or may desire to serve upon the other party hereto in connection with this Agreement shall be delivered only by courier or other means of personal service, which provides written verification of receipt or by registered or certified mail return receipt requested (the "Notice"). Any such notice or demand so delivered by registered or certified mail or courier shall be deposited in the United States mail, or in the case of courier, deposited with the courier, with postage thereon fully prepaid. All notices shall be addressed to the parties to be served as follows:


     (a)    If to Penn:                                    Copy to:

            Joseph A. Lashinger, Jr., Esq.            Robert P. Krauss, Esq.
            Penn National Gaming, Inc.                Mesirov, Gelman, Jaffe,
            825 Berkshire Blvd., Suite 200            Cramer & Jamieson, LLP
            Wyomissing, PA 19610                      1735 Market Street
            Fax No.: (610) 373-4966                   Philadelphia, PA 19103
                                                      Fax No.: (215) 994-1111


     (b)    If to TrackPower                          Copy to:

            Graham Simmonds                           John Simmonds
            TrackPower, Inc.                          TrackPower, Inc.
            580 Granite Court                         580 Granite Court
            Pickering, Ontario                        Pickering, Ontario
            Canada LIW3Z4                             Canada LIW3Z4


         This agreement shall not be binding upon either party until the same shall be submitted to the appropriate licensing jurisdiction commission and, if necessary, approved by such commission.

         The execution of this document by the responsible corporate officers shall be binding upon the parties, their successors and assigns.

                                           Very truly yours,


                                           PENN NATIONAL GAMING, INC.



                                           By: ___________________________
                                               Name:
                                               Title:



                                           AMERICAN DIGITAL COMMUNICATIONS



_______________________                    By: ___________________________
Witness                                        Name:  John Simmonds
                                               Title: Chairman/CEO

                                                     October 1, 1999



Mr. John Simmonds - Chairman/CEO
Mr. Graham Simmonds - Director/Bus. Development
TrackPower, Inc.
580 Granite Court
Pickering, Ontario
Canada LIW3Z4

Dear John and Graham:

         This is an Addendum Agreement identified as Addendum #2 to the original Hubbing Agreement of July 9, 1999 between Penn National Gaming, Inc. (hereinafter referred to as "Penn") and TrackPower, Inc. (hereinafter referred to as "TrackPower") (collectively the "Parties"). It is the intention of the parties hereto to define the rights, duties and responsibilities between Penn and TrackPower as a result of a separate agreement entered into between eBet Limited (Australia) and Penn National Gaming, Inc. (hereinafter referred to as "eBet Agreement").

         The eBet Agreement will provide interactive wagering technology to Penn. It is Penn's desire to have TrackPower benefit as a participant under the eBet Agreement.

         Penn has formed a wholly-owned subsidiary known as eBetUSA, Inc. The operating license created under the eBet Agreement for the interactive wagering technology will reside with eBetUSA; and, whereas

         TrackPower plans to maintain a separate and distinct wagering site on a closed-loop subscriber based service across the Internet and agrees to offer such in compliance with all applicable laws, rules and regulations as directed by Penn and will complete such at its own cost; and

         Penn has agreed to allow TrackPower to participate as permitted under the terms of the eBet agreement (attached hereto); and

         The Parties hereto agree that TrackPower will hereinafter have two (2) types of subscribers; the first being identified as a EchoStar Interactive subscriber, and the second being identified as a PC subscriber; and

         The Parties hereto agree that both subscribers will eventually employ the interactive wagering technology for sending, receiving and wagering-related data; and

         WHEREFORE, the Parties hereto agree that the applicable terms of the eBet Limited/Penn National Gaming, Inc. agreement shall be incorporated herein. The eBet Participation Agreement has a ___ percent (__%)* based licensing fee payable by eBetUSA, Inc. to eBet Limited for use of the interactive wagering technology. It is agreed that this licensing fee is no longer required under the terms of an equity conversion by eBet Limited in eBetUSA, Inc. and when and if that occurs, the TrackPower liability hereunder shall also terminate; and

         THEREFORE, Penn and TrackPower hereby agree that for the period that eBetUSA, Inc., Penn or any of its other subsidiaries, is obligated to pay the base licensing fee to eBet Limited, TrackPower will pay, within fifteen (15) days following the close of each month, to eBetUSA, Inc. the following

                                                            EchoStar Interactive
                                     PC Subscriber                Subscriber
                                     -------------                ----------
         Existing Telebet Account         ___%*                      ___%*
         Customer

         New Telebet Account              ___%*                      ___%*
         Customer, Supplemental
         Simulcast Fee Payable

         New Telebet Account              ___%*                      ___%*
         Customer, Supplemental
         Simulcast Fee Not Payable

         The Parties further agree that the percentages defined in the above table shall apply to all gross wagering revenue placed interactively using eBet Limited's interactive wagering technology. In the case of any wagering revenue placed by TrackPower

* Confidential percentage omitted.

subscribers over the telephone to Telebet phone operators, no license fee will be payable but this shall not alter the existing agreement between Parties as to these customers.

         The Parties additionally agree that this Addendum is conditioned upon the approval of all relevant regulatory authorities.

         The Parties agree that the terms of the original Hubbing Agreement and Addendum #1 are incorporated with the terms of this Addendum Agreement.

         The Parties agree that the person executing this agreement is the responsible and fully authorized party to enforce this transaction; and

         It is agreed that this agreement shall be binding upon the parties, their heirs, successors and assigns (where permitted).

         It is agreed hereto this ____ day of October, 1999.

                                      Very truly yours,

                                      PENN NATIONAL GAMING, INC.


                                      By: ___________________________
                                          Name:
                                          Title:



                                      TRACKPOWER, INC.


________________________              BY: ___________________________
Witness                                   Name:
                                          Title: